Exhibit 4.1

UNITED AIRLINES, INC.,

AS ISSUER, AND

UNITED CONTINENTAL HOLDINGS, INC.,

AS GUARANTOR,

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

AS TRUSTEE

___________________________

FIFTH SUPPLEMENTAL INDENTURE

DATED MAY 15, 2014

SUPPLEMENTING AND AMENDING THE INDENTURE
DATED AS OF JULY 15, 1997

THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of May 15, 2014 (hereinafter called the “Fifth Supplemental Indenture”), is by and among UNITED AIRLINES, INC. (formerly known as Continental Airlines, Inc.), a Delaware corporation (hereinafter called the “Company”), UNITED CONTINENTAL HOLDINGS, INC., a Delaware corporation (“hereinafter called “UAL”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association duly organized and existing under the laws of the United States of America, as successor trustee under the Original Indenture referred to below (hereinafter called the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee (as successor in interest to Bank One, N.A.) are parties to an Indenture, dated as of July 15, 1997 (the “Original Indenture”), relating to the issuance from time to time by the Company of its Securities on terms to be specified at the time of issuance, as supplemented and amended by the First Supplemental Indenture, dated as of January 23, 2002, the Second Supplemental Indenture, dated as of November 13, 2006, the Third Supplemental Indenture, dated as of December 11, 2009 (the “Third Supplemental Indenture”) and the Fourth Supplemental Indenture, dated as of October 1, 2010 (the “Fourth Supplemental Indenture”) (the Original Indenture, as supplemented by the Third Supplemental Indenture, the Fourth Supplemental Indenture and this Fifth Supplemental Indenture is hereinafter referred to as the “Indenture”);

WHEREAS, the Company and the Trustee entered into the Third Supplemental Indenture in order to provide for the issuance by the Company of its 4.5% Convertible Notes due 2015 (such Securities, as they may be amended from time to time, being referred to herein as the “2015 Notes”);

WHEREAS, UAL wishes to guarantee the obligations of the Company, which is a wholly owned subsidiary of UAL, under the 2015 Notes as provided in Article II below, the Company wishes to supplement and amend the Indenture to add the guarantee by UAL of the obligations of the Company thereunder, and each of the Company and UAL has duly authorized the execution and delivery of this Fifth Supplemental Indenture in order to provide for such guarantee;

WHEREAS, the Company has requested the Trustee, and the Trustee has agreed, to join with it and UAL in the execution and delivery of this Fifth Supplemental Indenture;

WHEREAS, Section 8.1of the Original Indenture provides that the Company, acting pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Original Indenture, without the consent of any Holders of Securities, under the circumstances of this Fifth Supplemental Indenture;

WHEREAS, the Company has furnished the Trustee with an Opinion of Counsel, provided under Section 8.4 of the Original Indenture, stating that the execution of this Fifth Supplemental Indenture is authorized or permitted by the Indenture, and each of the Company and UAL has delivered to the Trustee a Board Resolution authorizing the execution and delivery of this Fifth Supplemental Indenture;

WHEREAS, on the basis of the foregoing, the Trustee has determined that this Fifth Supplemental Indenture is in form satisfactory to it;

WHEREAS, all things necessary to make this Fifth Supplemental Indenture a valid agreement of the Company, UAL and the Trustee and a valid amendment of and supplement to the Indenture have been done.  The entry into this Fifth Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

WHEREAS, each of the Company and UAL has duly authorized the execution and delivery of this Fifth Supplemental Indenture, and all things necessary have been done to make the note guarantee of UAL contained in Article II below the valid obligation of UAL, and to make this Fifth Supplemental Indenture a valid agreement of the Company and UAL, in accordance with their respective terms;

NOW THEREFORE:

It is mutually covenanted and agreed, for the equal and proportionate benefit of each other and of all Holders of the 2015 Notes, as follows:

ARTICLE I

RELATION TO ORIGINAL INDENTURE; DEFINITIONS

Definitions.  For all purposes of the Indenture and this Fifth Supplemental Indenture as they relate to the 2015 Notes, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Article have the meanings assigned to them in this Article;

(b)  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Fifth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(c)  capitalized terms used but not defined herein are used as they are defined in the Indenture;

(d)  “Note Guarantee” means the guarantee by UAL of the 2015 Notes and the Company’s obligations under the Indenture contained in Article II hereof; and

(e)  for Trust Indenture Act purposes, the term “indenture securities” shall include the Note Guarantee, and the term “obligor” shall include UAL.

ARTICLE II

THE NOTE GUARANTEE

UAL hereby fully and unconditionally guarantees to each Holder of the 2015 Notes and to the Trustee the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the 2015 Notes, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon acceleration, upon tender for repayment at the option of any Holder or otherwise, according to the terms thereof and of the Indenture and all other obligations of the Company with respect to the 2015 Notes or under the Indenture to the Holders or the Trustee.  In case of the failure of the Company or any successor thereto under the Indenture punctually to pay any such principal, premium, interest or other obligations, UAL hereby agrees to cause any such payment to be made punctually when and as the same shall be come due and payable, whether at Stated Maturity, upon redemption, upon acceleration, upon tender for repayment at the option of any Holder or otherwise, as if such payment were made by the Company with respect to the 2015 Notes or under the Indenture.  UAL agrees that this is a guarantee of payment and not a guarantee of collection.  UAL hereby agrees that its guarantee set forth in this Fifth Supplemental Indenture shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such guarantee on the 2015 Notes.

UAL hereby agrees that its Note Guarantee shall be as if UAL were principal debtor and not merely surety and shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of the 2015 Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of any such 2015 Notes with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  UAL hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever, and UAL covenants that its obligations hereunder will not be discharged except by complete performance by the Company of its obligations contained in the 2015 Notes and the Indenture or by UAL of its Note Guarantee.

If the Trustee or the Holder of any 2015 Note is required by any court or otherwise to return to the Company or UAL, or any custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official acting in relation to the Company or UAL, any amount paid to the Trustee or such Holder in respect of a 2015 Note or under the Indenture or in respect of the Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  UAL further agrees, to the fullest extent that it may lawfully do so, that, as between UAL, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations of the Company guaranteed by UAL hereby may be accelerated as provided in Article 5 of the Indenture for the purposes of the Note Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

UAL shall be subrogated to all rights of the Holders of the 2015 Notes and the Trustee against the Company in respect of any amounts paid by UAL on account of the 2015 Notes or the Indenture; provided, however, that UAL shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any, on) and interest, if any, on all the 2015 Notes shall have been paid in full.

UAL hereby agrees to comply with its obligations under the Trust Indenture Act with respect to the Note Guarantee, including but not limited to the applicable provisions of Section 314 thereof. The obligations of the Company and UAL under Section 314 of the Trust Indenture Act may be satisfied by reports prepared and filed by UAL on a consolidated basis under the requirements of the Exchange Act.

ARTICLE III

MERGER, CONSOLIDATION, TRANSFER OF ASSETS

UAL shall not consolidate with or merge into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all its properties and assets to, any Person, unless:

(a)  UAL is the surviving Person in such merger or the resulting, surviving or transferee Person (the “Successor Guarantor”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Guarantor (if not UAL or the Company) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of UAL under the Note Guarantee; and

(b)  the Successor Guarantor or UAL, as applicable, shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

In the event of the assumption by the Successor Guarantor of the obligations of UAL as provided above, such Successor Guarantor shall succeed to and be substituted for UAL hereunder and under the Note Guarantee and all such obligations of UAL shall terminate.  In the event of any such consolidation, merger, sale, conveyance, transfer, lease or other disposition between UAL and the Company, the Note Guarantee shall be deemed terminated upon consummation of such transaction.

ARTICLE IV

MISCELLANEOUS

           Section 4.1 Concerning the Trustee.  The recitals herein contained are made by UAL and the Company and not by the Trustee, and the Trustee does not assume any responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Fifth Supplemental Indenture or the Note Guarantee.  All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Fifth Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

Section 4.2 Supplemental Indenture Controls.  In the event of a conflict or inconsistency between the Indenture and this Fifth Supplemental Indenture, the provisions of this Fifth Supplemental Indenture shall control.

Section 4.3 Governing Law. THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 4.4 Multiple Originals.  The parties may sign any number of copies of this Fifth Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One originally signed copy is enough to prove this Fifth Supplemental Indenture. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fifth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 4.5 Confirmation of Indenture.  The Original Indenture, as supplemented and amended by the Third Supplemental Indenture, the Fourth Supplemental Indenture and this Fifth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 4.6 Headings and Table of Contents.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Fifth Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

UNITED AIRLINES, INC.

By:	/s/ Gerald Laderman
Name: Gerald Laderman
Title: Vice President Finance, Procurement & Treasurer

Attest:

/s/ Jennifer Kraft
Name: Jennifer Kraft
Title: Deputy General Counsel and Assistant Secretary

UNITED CONTINENTAL HOLDINGS, INC.

By:	/s/ Gerald Laderman
Name: Gerald Laderman
Title: Vice President Finance, Procurement & Treasurer

Attest:

/s/ Jennifer Kraft
Name: Jennifer Kraft
Title: Deputy General Counsel and Assistant Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:	/s/ Richard Tarnas
Name: Richard Tarnas
Title: Vice President